UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2011

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

On September 6, 2011, POZEN Inc., a Delaware corporation (“POZEN”), announced that Par Pharmaceutical, Inc. (Par), Alphapharm Pty Ltd. (Alphapharm), and Dr. Reddy’s Laboratories, Inc. (DRL) have each appealed the decision of the United States District Court for the Eastern District of Texas in the patent infringement litigation between POZEN and Par, Alphapharm and DRL to the United States Court of Appeals for the Federal Circuit.  Each of the defendants have filed Abbreviated New Drug Applications (ANDAs) seeking approval from the U.S. Food and Drug Administration (FDA) to market generic copies of Treximet® (sumatriptan/naproxen sodium) prior to the expiration of POZEN’s patents.

On August 5, 2011, the District Court ruled that U.S. Patent Nos. 6,060,499 (the ʼ499 patent) and 6,586,458 (the ʼ458 patent) to be valid, enforceable and infringed by Par, Alphapharm, and DRL.  A third patent, U.S. Patent No. 7,332,183 (the ʼ183 patent) covering the Treximet formulation was held to be valid, enforceable and infringed by Par and DRL.  The ʼ183 patent was not asserted against Alphapharm.  The District Court also ordered that defendants’ ANDAs not be approved by the FDA until, with respect to Par and DRL, at least the expiration of the ʼ183 on October 2, 2025, and with respect to Alphapharm the expiration of the ʼ499 and ʼ458 patents on August 14, 2017.

The Company has full confidence in its intellectual property portfolio related to Treximet® and intends to continue to vigorously defend its patents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  September 6, 2011